Suite 900- 510 Burrard Street, Vancouver, British Columbia Canada V6C 3A8 Tel: (604) 687-6600 Toll Free: 1-888-411-GOLD Fax: (604) 687-3932 Email: info@aurizon.com Web Site: www.aurizon.com

November 11, 2005
File:  285

Filed: Via SEDAR

British Columbia Securities
Alberta Securities Commission
Commission d’accès à l’information
Manitoba Securities Commission
Ontario Securities Commission

Attention:  Statutory Filings

Dear Sirs:

Re: Third Quarter 2005 Report to Shareholders - Mailing Date:  November 9, 2005

In accordance with Section 144 of the B.C. Securities Rules and National Instrument 51-102, we wish to confirm that on the captioned mailing date, the Third Quarter Report to Shareholders together with the financial statements for the interim period ending September 30, 2005 was sent by prepaid mail to each shareholder at the specified latest address shown on the Supplemental Mailing List of the Company.

Yours very truly,

AURIZON MINES LTD.

(signed)

Julie A. Stokke Kemp
Corporate Secretary

Enclosure
cc\encl:

DuMoulin Black (1 Set)
cc\encl:

Computershare Trust Company of Canada (1 Set)
cc\encl:

PricewaterhouseCoopers (1 Set)
cc\encl:

American Home Assurance Company
cc\encl:

U.S. Securities & Exchanges Commission (File #0-22672; filed via EDGAR)

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